Texas South Energy, Inc. 10-Q

Exhibit 10.4

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) is made as of the date set forth on the signature page hereof by and between Texas South Energy, Inc., a Nevada corporation (the “Company”), and the undersigned (the “Investor”).

W I T N E S S E T H:

WHEREAS, the Company shall sell to the Investor and the Investor shall purchase 5 million shares of GulfSlope Energy, Inc. (“GulfSlope”) common stock (“Shares” or “Securities”) at a price per Share of US $0.01 (“Purchase Price”);

WHEREAS, the Investor desires to purchase the amount of Shares set forth on the Signature Page hereof on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.

SUBSCRIPTION FOR SHARES AND REPRESENTATIONS BY INVESTOR

1.1

Subject to the terms and conditions hereinafter set forth, the Investor hereby irrevocably subscribes for and agrees to purchase from the Company the Shares and to pay the Purchase Price concurrently upon execution of this Agreement, and the Company agrees to sell to the Investor such Shares, as is set forth on the Signature Page.

1.2

The Investor recognizes that the purchase of the Securities involves a high degree of risk including, but not limited to, the following: (a) GulfSlope has a limited operating history with a history of losses and requires additional funds to conduct its business; (b) an investment in GulfSlope is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in GulfSlope and the Securities; (c) the Investor may not be able to liquidate its investment; (d) transferability of the Securities is extremely limited and GulfSlope will not be registering the resale of the Shares; (e) in the event of a disposition, the Investor could sustain the loss of its entire investment; (f) GulfSlope has not paid any dividends since its inception and does not anticipate paying any dividends; and (g) GulfSlope may issue additional securities in the future which have rights and preferences that are senior to those of the Securities. Without limiting the generality of the representations set forth in Section 1.5 below, the Investor represents that the Investor has carefully reviewed all of GulfSlope’s filings made with the Securities and Exchange Commission through the date of execution hereof (“SEC Filings”) and has had the opportunity to ask management any questions regarding the SEC Filings.

1.3

The Investor represents that the Investor is an “accredited investor” as such term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act, and that the Investor is able to bear the economic risk of an investment in the Securities.

1.4

The Investor hereby acknowledges and represents that (a) the Investor has knowledge and experience in business and financial matters, and prior investment experience, to evaluate the merits and risks of such an investment on the Investor’s behalf; (b) the Investor recognizes the highly speculative nature of this investment; and (c) the Investor is able to bear the economic risk that the Investor hereby assumes.

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1.5

The Investor hereby acknowledges receipt and careful review of this Agreement, represents that the Investor has carefully reviewed the SEC Filings, and in making the decision to invest in the Securities, the Investor has relied solely upon the information provided in the SEC Filings.

1.6

The Investor hereby represents that the Investor has the capacity to protect the Investor’s own interests in connection with the transaction contemplated hereby.

1.7

The Investor understands that the Securities have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act that depends, in part, upon the Investor’s investment intention. In this connection, the Investor hereby represents that the Investor is purchasing the Shares for the Investor’s own account for investment and not with a view toward the resale or distribution to others.

1.8

The Investor understands that GulfSlope was a “shell company” as defined in Rule 405 of the Securities Act until May 2014, and neither the Company nor any affiliate of the Company is an affiliate of GulfSlope.

1.9

The Investor understands that the Securities are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state securities laws.

II.

REPRESENTATIONS BY AND COVENANTS OF THE COMPANY

The Company hereby represents and warrants to the Investor that:

2.1

Organization, Good Standing, Qualification and Capitalization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to conduct its business.

2.2

Authorization; Enforceability. The Company has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including the issuance of the Shares. All corporate action on the part of the Company, its directors and stockholders necessary for the (i) authorization execution, delivery and performance of this Agreement by the Company and (ii) authorization, sale, issuance and delivery of the Shares contemplated hereby and the performance of the Company’s obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The Shares, when issued and fully paid for in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

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2.3

Good and Valid Title Being Transferred. The Shares being transferred by the Company to Investor are free and clear of any lien, encumbrance or other charge and the Company has good and valid title in the Shares to be able to transfer the Shares free of any lien.

III.

MISCELLANEOUS

3.1

This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

3.2

Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Subscription Agreement as of the date set forth below.

Littleton E. Walker

TEXAS SOUTH ENERGY, INC.

By:
James Askew, Chief Executive Officer

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